Exhibit 32A

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C.ss.1350

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of WidePoint Corporation (the “Company”), hereby certify, based on their knowledge, that the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2004 ( the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVE L. KOMAR
Steve L. Komar
Chief Executive Officer

/s/ JAMES T. MCCUBBIN
James T. McCubbin
Chief Financial Officer

Date:  January 19, 2006